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                                                                    EXHIBIT 12

           BURLINGTON NORTHERN SANTA FE CORPORATION AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      (In Millions, Except Ratio Amounts)
                                  (Unaudited)


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
                                                                  THREE MONTHS                  NINE MONTHS
                                                                      ENDED                        ENDED
                                                                  SEPTEMBER 30,                SEPTEMBER 30,
                                                                 ---------------              ---------------
                                                                1995         1994            1995         1994
                                                                ----         ----            ----         ----
Earnings:
      Pre-tax income  . . . . . . . . . . . . . . . . . . .     $229        $188             $619         $464
      Add:

            Interest and fixed charges,
                  excluding capitalized interest. . . . . .       52          40              145          118
            Portion of rent under long-
                  term operating leases
                  representative of an
                  interest factor   . . . . . . . . . . . .       30          25               85           77

Deduct:
      Undistributed equity in earnings
            of investments accounted for
            under the equity method   . . . . . . . . . . .      (18)         -               (18)           -
                                                                ----        ----             ----         ----
      Total earnings available for
            fixed charges   . . . . . . . . . . . . . . . .     $293        $253             $831         $659
                                                                ====        ====             ====         ====
Fixed charges:
      Interest and fixed charges  . . . . . . . . . . . . .     $ 53        $ 40             $148         $119
      Portion of rent under long-term
            operating leases representative
            of an interest factor . . . . . . . . . . . . .       30          30               85           77
                                                                ----        ----             ----         ----

      Total fixed charges . . . . . . . . . . . . . . . . .     $ 83        $ 65             $233         $196
                                                                ====        ====             ====         ====

Ratio of earnings to fixed
      charges . . . . . . . . . . . . . . . . . . . . . . .     3.53x       2.89x            3.57x        3.36x

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